     Exhibit 99.1
CNH Industrial N.V. Reports First Quarter 2026 Results
Consolidated revenues for the first quarter of 2026 were $3.8 billion, flat year-over-year including favorable currency impacts
Reported net income of $10 million and adjusted net income(1) of $21 million
First quarter diluted earnings per share at $0.01
Full-year guidance reaffirmed

Basildon, UK - April 30, 2026 - CNH Industrial N.V. (NYSE: CNH) reported Net income for the three months ended March 31, 2026, of $10 million, with diluted earnings per share of $0.01, compared with Net income of $132 million and basic earnings per share and diluted earnings per share of $0.10 in Q1 2025. Adjusted net income(1) for the first quarter of 2026 was $21 million compared to $132 million for the first quarter of 2025.
Consolidated revenues for the first quarter ended March 31, 2026, were $3.83 billion and Net Sales of Industrial Activities were $3.17 billion, both flat with Q1 2025.
Net cash provided by operating activities was $35 million, and Free cash flow absorption of Industrial Activities was $589 million in Q1 2026.
Income tax expense was $4 million ($47 million in Q1 2025) with an effective tax rate (“ETR”) of 30.8% (29.0% in Q1 2025). The adjusted ETR(1) was 20.0% for the first quarter (29.0% in Q1 2025).
“While the first quarter reflected historically low North American agricultural equipment demand, a complex trade environment, and ongoing challenges in Brazil, our performance was consistent with expectations,” said Gerrit Marx, Chief Executive Officer of CNH. “The team stayed disciplined by managing production carefully, holding channel inventories steady, and delivering positive price and product cost performance through operational efficiency and quality improvements. We believe the industry is moving through the lowest period of the current agriculture cycle, assuming global trade routes are open. Our focus remains on positioning CNH for the market recovery ahead, supporting our customers with strong products and technology, and creating durable, long-term value.”

2026 First Quarter Results
(all amounts $ million, comparison vs Q1 2025 - unless otherwise stated)

US-GAAP
	Q1 2026	Q1 2025	Change	Change at c.c.(2)
Consolidated revenues	3,826	3,828	—%	(4)%
of which Net sales of Industrial Activities	3,170	3,172	—%	(4)%
Net income	10	132	(92)%
Diluted EPS $	0.01	0.10	(0.09)
Cash flow provided by operating activities	35	162	(127)

NON-GAAP(1)
	Q1 2026	Q1 2025	Change
Adjusted EBIT of Industrial Activities	(45)	101	(145)%
Adjusted EBIT margin of Industrial Activities	(1.4)%	3.2%	(460) bps
Adjusted net income	21	132	(84)%
Adjusted diluted EPS $	0.01	0.10	(0.09)
Free cash flow absorption of Industrial Activities	(589)	(567)	(22)

Agriculture
($ million)	Q1 2026	Q1 2025	Change	Change at c.c.(2)
Net sales	2,596	2,581	+1%	(4)%
Adjusted EBIT(1)	27	139	(81)%
Adjusted EBIT margin(1)	1.0%	5.4%	(440) bps
In North America, first quarter industry sales volume was down 7% year-over-year for tractors under 140 HP and fell 27% for tractors over 140 HP; combines were down 6%. In Europe, Middle East and Africa ("EMEA"), tractor demand increased 2%, while combine demand decreased 5%. South America saw tractor demand down 8% and combines down 33%. In Asia Pacific, tractor demand increased 21%, while combine demand decreased 16%.
Agriculture net sales were flat year-over-year in the quarter at $2.6 billion, a result of positive foreign exchange impacts and favorable price realization, offset by lower volumes in all regions except EMEA.
Adjusted EBIT(1) decreased to $27 million from $139 million in Q1 2025, primarily due to lower volumes in North America and South America, the impact of tariffs, higher Selling, general and administrative expenses (“SG&A”) and Research and development expenses (“R&D”) and lower joint venture results. SG&A expenses were impacted by higher variable compensation and labor inflation.
R&D expenses represented 7.9% of sales in Q1 2026 (6.3% in Q1 2025).

Construction
($ million)	Q1 2026	Q1 2025	Change	Change at c.c.(2)
Net sales	574	591	(3)%	(6)%
Adjusted EBIT(1)	(28)	14	(300)%
Adjusted EBIT margin(1)	(4.9)%	2.4%	(730) bps
Global industry sales volume for construction equipment increased 7% year-over-year in the first quarter for Heavy equipment and 5% for Light equipment. Aggregated demand increased 4% in North America, 6% in EMEA, 7% in Asia Pacific, and was flat in South America.
Construction net sales decreased 3% in the quarter to $574 million, driven by lower volumes in South America and North America.
Adjusted EBIT(1) decreased to $(28) million from $14 million in Q1 2025, primarily due to the impact of tariffs, higher SG&A expenses and lower volumes, only partially offset by pricing. SG&A expenses were impacted by trade show marketing costs, higher variable compensation, and labor inflation.

Financial Services
($ million)	Q1 2026	Q1 2025	Change	Change at c.c.(2)
Revenues	646	651	(1)%	(5)%
Net income	74	90	(18)%
Equity at quarter-end	2,925	2,815	+110
Retail loan originations	2,152	2,393	(241)
Financial Services revenues decreased 1% in the quarter, driven by lower volumes across all regions except APAC, reduced equipment sales due to fewer operating lease maturities, and lower yields in EMEA, partially offset by favorable currency translation and higher yields in South America and North America.
Net income was $74 million in the quarter, a decrease of $16 million versus Q1 2025, driven by higher risk costs in Brazil and lower volumes across all regions except APAC. Results were partially offset by interest margin improvements in all regions except EMEA.
The managed portfolio (including unconsolidated joint ventures) was $28.0 billion as of March 31, 2026 (of which retail was 71% and wholesale was 29%), flat compared to March 31, 2025 (down $1.0 billion on a constant currency basis(2)).
At March 31, 2026, the receivable balance greater than 30 days past due as a percentage of receivables was 3.5% (2.3% as of March 31, 2025), due to economic and environmental factors impacting farmers, specifically in South America.

2026 Outlook
Farmers continue to face challenging market dynamics, including low commodity prices, high input costs, and an uncertain trade environment. CNH’s Agriculture segment has and will continue to respond to these market dynamics by maintaining low production levels, working with its dealer network to lower channel inventory, pursuing cost efficiencies, and managing rapid changes in trade policies. CNH’s Construction segment will continue to focus on quality, manufacturing efficiencies, and tariff cost offset opportunities.
While rapid changes in tariff and transportation costs create headwinds for CNH, the Company is confident that its sales execution, cost discipline, and manufacturing performance will allow it to deliver the forecast previously communicated.
Consequently, the Company is reaffirming its 2026 outlook:
•Agriculture segment net sales down 5% to flat year-over-year, including +2% currency translation effects
•Agriculture segment adjusted EBIT margin between 4.5% and 5.5%
•Construction segment net sales about flat year-over-year, including +1% currency translation effects
•Construction segment adjusted EBIT margin between 1.0% and 2.0%
•Free Cash Flow of Industrial Activities(3) between $150 million and $350 million
•Adjusted diluted EPS(3) between $0.35 to $0.45
Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.
(1)These items are non-GAAP financial measures. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the “Other Supplemental Financial Information” section for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
(2)c.c. means at constant currency.
(3)The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
The following applies to the information throughout this release:
•See tables later in this release for the reconciliations of the non-GAAP financial measures to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).
•The consolidated financial statements within this release should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2025, included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.
•Industrial Activities represents the enterprise without Financial Services. Industrial Activities include the Company's Agriculture, Construction, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
•Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) EMEA; (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
•North America: United States, Canada, and Mexico;
•EMEA: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
•South America: Central and South America, and the Caribbean Islands; and
•Asia Pacific: Continental Asia (including the India subcontinent), Indonesia, Japan and Oceania.
Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S.

GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP: is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.
•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.
•Adjusted Effective Tax Rate (“Adjusted ETR”): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated affiliates, less restructuring expenses and non-recurring items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (“Industrial Free Cash Flow”): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current period’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
Forward-looking Statements
All statements other than statements of historical fact contained in this filing including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as "may", "will", "expect", "could", "should", "intend", "estimate", "anticipate", "believe", "outlook", "continue", "remain", "on track", "design", "target", "objective", "goal", "forecast", "projection", "prospects", "plan", or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints related to war or other armed conflict; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods related products, particularly as it relates to the agricultural market business cycle; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods related issues such as agriculture, the environment, debt relief and subsidy program policies, trade, commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls, tariffs and other protective measures issued to promote national interests or address foreign competition, which in turn result or may result in retaliatory tariffs or other measures enacted by affected trade partners; volatility in international trade caused by the imposition of tariffs and the related impact on cost and prices, which could consequently affect demand of our products, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies (including artificial intelligence) and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety, privacy and data security or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; weather conditions, particularly to the extent it impacts the agricultural industry; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other postemployment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics, terrorist attacks in Europe the Middle East and elsewhere; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this press release, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH's control. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this document to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH, including factors that potentially could materially affect its financial results, is included in the Company's reports and filings with the U.S. SEC.
All future written and oral forward-looking statements by CNH or persons acting on behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2025 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q).
Conference Call and Webcast
Today, at 9:30 a.m. EDT, management will hold a conference call to present first quarter 2026 results to financial analysts and institutional investors. The call can be followed live online at bit.ly/CNH_Q1_2026 and a recording will be available later on the Company’s website www.cnh.com. A presentation will be made available on the CNH website prior to the conference call.
CONTACTS
Media Inquiries – Laura Overall +44 207 925 1964 or Rebecca Fabian +1 312 515 2249
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza +1 630 740 8079 or Federico Pavesi +39 345 605 6218
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three Months Ended March 31, 2026 and 2025
(Unaudited)

	Three Months Ended March 31,
($ and shares in millions, except per share data)	2026	2025
Revenues
Net sales	$3,170	$3,172
Finance, interest and other income	656	656
Total Revenues	3,826	3,828
Costs and Expenses
Cost of goods sold	2,605	2,569
Selling, general and administrative expenses	465	386
Research and development expenses	232	184
Restructuring expenses	4	6
Interest expense	365	362
Other, net	142	159
Total Costs and Expenses	3,813	3,666

Consolidated income before income taxes	13	162
Income tax expense	(4)	(47)
Equity in income of unconsolidated affiliates	1	17
Net income	10	132
Net income attributable to noncontrolling interests	3	1
Net income attributable to CNH Industrial N.V.	$7	$131

Earnings per share attributable to CNH Industrial N.V.
Basic earnings per share	$0.01	$0.10
Diluted earnings per share	$0.01	$0.10
Weighted-average shares outstanding
Basic	1,241	1,248
Diluted	1,244	1,253

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025
(Unaudited)

($ million)	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$1,604	$2,578
Restricted cash	735	651
Financing receivables, net	22,629	23,105
Receivables from Iveco Group N.V.	192	195
Inventories, net	5,234	4,651
Property, plant and equipment, net and Equipment under operating leases	3,787	3,772
Other intangible assets, net	4,678	4,703
Other receivables and assets	3,179	3,092
Total Assets	$42,038	$42,747
Liabilities and Equity
Debt	$25,904	$26,762
Financial payables to Iveco Group N.V.	40	91
Other payables and liabilities	8,226	8,069
Total Liabilities	34,170	34,922
Redeemable noncontrolling interest	56	53
Equity	7,812	7,772
Total Liabilities and Equity	$42,038	$42,747

CNH INDUSTRIAL N.V.
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2026 and 2025
(Unaudited)

	Three Months Ended March 31,
($ million)	2026	2025
Cash Flows from Operating Activities
Net income	$10	$132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense excluding depreciation and amortization assets under operating leases	116	102
Depreciation and amortization expense of assets under operating leases	50	48
Undistributed loss of unconsolidated affiliates	(1)	(17)
Other non-cash items	97	78
Changes in operating assets and liabilities:
Provisions	(120)	(149)
Deferred income taxes	(16)	(18)
Trade and financing receivables related to sales, net	319	351
Inventories, net	(566)	(192)
Trade payables	198	(123)
Other assets and liabilities	(52)	(50)
Net cash provided by operating activities	35	162
Cash Flows from Investing Activities
Additions to retail receivables	(1,511)	(1,734)
Collections of retail receivables	1,823	1,735
Expenditures for property, plant and equipment and intangible assets, excluding assets under operating leases	(93)	(106)
Expenditures for assets under operating leases	(125)	(158)
Other, net	(40)	(17)
Net cash provided (used) by investing activities	54	(280)
Cash Flows from Financing Activities
Net decrease in debt	(963)	(1,416)
Dividends paid	(1)	(1)
Purchase of treasury stock	(26)	(5)
Net cash used in financing activities	(990)	(1,422)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	11	72
Net decrease in cash, cash equivalents and restricted cash	(890)	(1,468)
Cash, cash equivalents and restricted cash, beginning of period	3,229	3,866
Cash, cash equivalents and restricted cash, end of period	$2,339	$2,398

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended March 31, 2026 and 2025
(Unaudited)

	Three Months Ended March 31, 2026					Three Months Ended March 31, 2025
($ million)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$3,170	$—	$—		$3,170	$3,172	$—	$—		$3,172
Finance, interest and other income	32	646	(22)	(4)	656	30	651	(25)	(4)	656
Total Revenues	3,202	646	(22)		3,826	3,202	651	(25)		3,828
Costs and Expenses
Cost of goods sold	2,605	—	—		2,605	2,569	—	—		2,569
Selling, general and administrative expenses	357	108	—		465	305	81	—		386
Research and development expenses	232	—	—		232	184	—	—		184
Restructuring expenses	4	—	—		4	6	—	—		6
Interest expense	55	332	(22)	(5)	365	55	332	(25)	(5)	362
Other, net	33	109	—		142	34	125	—		159
Total Costs and Expenses	3,286	549	(22)		3,813	3,153	538	(25)		3,666
Consolidated income (loss) before income taxes	(84)	97	—		13	49	113	—		162
Income tax benefit (expense)	22	(26)	—		(4)	(19)	(28)	—		(47)
Equity in income (loss) attributable to noncontrolling interests	(2)	3	—		1	12	5	—		17
Net income (loss)	$(64)	$74	$—		$10	$42	$90	$—		$132
(4)Elimination of Financial Services’ interest income earned from Industrial Activities.
(5)Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of March 31, 2026 and December 31, 2025
(Unaudited)

	March 31, 2026					December 31, 2025
($ million)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	$1,217	$387	$—		$1,604	$1,932	$646	$—		$2,578
Restricted cash	114	621	—		735	109	542	—		651
Financing receivables, net	209	22,825	(405)	(6)	22,629	141	23,363	(399)	(6)	23,105
Financial receivables from Iveco Group N.V.	132	60	—		192	142	53	—		195
Inventories, net	5,154	80	—		5,234	4,564	87	—		4,651
Property, plant and equipment, net and Equipment under operating leases	2,204	1,583	—		3,787	2,199	1,573	—		3,772
Other intangible assets, net	4,510	168	—		4,678	4,533	170	—		4,703
Other receivables and assets	2,757	617	(195)	(7)	3,179	2,707	580	(195)	(7)	3,092
Total Assets	$16,297	$26,341	$(600)		$42,038	$16,327	$27,014	$(594)		$42,747
Liabilities and Equity
Debt	$4,253	$22,148	$(497)	(6)	$25,904	$4,385	$22,861	$(484)	(6)	$26,762
Financial payables to Iveco Group N.V.	1	39	—		40	3	88	—		91
Other payables and liabilities	7,100	1,229	(103)	(7)	8,226	7,012	1,167	(110)	(7)	8,069
Total Liabilities	11,354	23,416	(600)		34,170	11,400	24,116	(594)		34,922
Redeemable noncontrolling interest	56	—	—		56	53	—	—		53
Equity	4,887	2,925	—		7,812	4,874	2,898	—		7,772
Total Liabilities and Equity	$16,297	$26,341	$(600)		$42,038	$16,327	$27,014	$(594)		$42,747
(6)Elimination of financial receivables/payables between Industrial Activities and Financial Services.
(7)Primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Three Months Ended March 31, 2026 and 2025
(Unaudited)

	Three Months Ended March 31, 2026					Three Months Ended March 31, 2025
($ million)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income (loss)	$(64)	$74	$—		$10	$42	$90	$—		$132
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization expense, excluding depreciation and amortization assets under operating leases	115	1	—		116	101	1	—		102
Depreciation and amortization expense of assets under operating leases	1	49	—		50	1	47	—		48
Undistributed loss (income) of unconsolidated affiliates	62	(3)	(60)	(9)	(1)	48	(5)	(60)	(9)	(17)
Other non-cash items, net	13	84	—		97	17	61	—		78
Changes in operating assets and liabilities:
Provisions	(121)	1	—		(120)	(149)	—	—		(149)
Deferred income taxes	(20)	4	—		(16)	—	(18)	—		(18)
Trade and financing receivables related to sales, net	20	300	(1)	(10)	319	(58)	408	1	(10)	351
Inventories, net	(633)	67	—		(566)	(271)	79	—		(192)
Trade payables	201	(4)	1	(10)	198	(96)	(26)	(1)	(10)	(123)
Other assets and liabilities	(73)	21	—		(52)	(111)	61	—		(50)
Net cash provided (used) by operating activities	(499)	594	(60)		35	(476)	698	(60)		162
Cash Flows from Investing Activities
Additions to retail receivables	—	(1,511)	—		(1,511)	—	(1,734)	—		(1,734)
Collections of retail receivables	—	1,823	—		1,823	—	1,735	—		1,735
Expenditures for property, plant and equipment and intangible assets, excluding assets under operating leases	(92)	(1)	—		(93)	(103)	(3)	—		(106)
Expenditures for assets under operating leases	—	(125)	—		(125)	—	(158)	—		(158)
Other, net	(85)	45	—		(40)	(372)	355	—		(17)
Net cash provided (used) by investing activities	(177)	231	—		54	(475)	195	—		(280)
Cash Flows from Financing Activities
Net decrease in debt	(6)	(957)	—		(963)	(98)	(1,318)	—		(1,416)
Dividends paid	(1)	(60)	60	(9)	(1)	(1)	(60)	60	(9)	(1)
Purchase of treasury stock	(26)	—	—		(26)	(5)	—	—	—	(5)
Net cash provided (used) by financing activities	(33)	(1,017)	60		(990)	(104)	(1,378)	60		(1,422)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(1)	12	—		11	55	17	—		72
Net decrease cash, cash equivalents and restricted cash	(710)	(180)	—		(890)	(1,000)	(468)	—		(1,468)
Cash, cash equivalents and restricted cash, beginning of period	2,041	1,188	—		3,229	2,421	1,445	—		3,866
Cash, cash equivalents and restricted cash, end of period	$1,331	$1,008	$—		$2,339	$1,421	$977	$—		$2,398
(8)Elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash provided (used) by operating activities.
(9)Elimination of certain minor activities between Industrial Activities and Financial Services.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended March 31,
($ million)	2026	2025
Industrial Activities segments
Agriculture	$27	$139
Construction	(28)	14
Unallocated items, eliminations and other	(44)	(52)
Total Adjusted EBIT of Industrial Activities	$(45)	$101

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended March 31,
($ million)	2026	2025
Net income	$10	$132
Less: Income tax expense	(4)	(47)
Consolidated income before income taxes	14	179
Less: Financial Services
Financial Services Net income	74	90
Financial Services Income Taxes	26	28
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	23	25
Foreign exchange losses of Industrial Activities, net	2	5
Finance and non-service component of Pension and other postemployment benefit costs of Industrial Activities	4	4
Adjustments for the following Industrial Activities items:
Restructuring expenses	4	6
Other discrete items	8	—
Total Adjusted EBIT of Industrial Activities	$(45)	$101

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Industrial Activities		Financial Services			Consolidated
($ million)	March 31, 2026	December 31, 2025	March 31, 2026	December 31, 2025		March 31, 2026	December 31, 2025
Third party debt	$(4,021)	$(4,104)	$(21,883)	$(22,658)	$(22,658)	$(25,904)	$(26,762)
Intersegment notes payable	(232)	(281)	(265)	(203)		—	—
Financial payables to Iveco Group N.V.	(1)	(3)	(39)	(88)		(40)	(91)
Total Debt	(4,254)	(4,388)	(22,187)	(22,949)		(25,944)	(26,853)
Cash and cash equivalents	1,217	1,932	387	646		1,604	2,578
Restricted cash	114	109	621	542		735	651
Intersegment notes receivable	265	203	232	281		—	—
Financial receivables from Iveco Group N.V.	132	142	60	53		192	195
Derivatives hedging debt	(19)	(23)	19	25		—	2
Net Debt	$(2,545)	$(2,025)	$(20,868)	$(21,402)		$(23,413)	$(23,427)

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
	Three Months Ended March 31,
($ million)	2026	2025
Net cash provided by Operating Activities	$35	$162
Less:
Cash flows from Operating Activities of Financial Services, net of eliminations	(534)	(638)
Change in derivatives hedging debt of Industrial Activities and other	2	9
Investments in property, plant and equipment, and intangible assets of Industrial Activities	(92)	(103)
Other changes	—	3
Free cash flow absorption of Industrial Activities	$(589)	$(567)

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP
	Three Months Ended March 31,
($ million)	2026	2025
Net income	$10	$132
Adjustments impacting Net income before Income tax expense and equity in income of unconsolidated affiliates (a)	12	—
Adjustments impacting Income tax expense (b)	(1)	—
Adjusted net income	$21	$132
Adjusted net income attributable to CNH Industrial N.V.	$18	$131
Weighted-average shares outstanding – diluted (millions)	1,244	1,253
Adjusted diluted EPS ($)	$0.01	$0.10

Consolidated income before income taxes	$13	$162
Adjustments impacting Consolidated income before income taxes and equity in income of unconsolidated affiliates (a)	12	—
Adjusted consolidated income before income taxes and equity in income of unconsolidated affiliates (A)	$25	$162

Income tax expense	$(4)	$(47)
Adjustments impacting Income tax expense (b)	(1)	—
Adjusted income tax expense (B)	$(5)	$(47)

Adjusted effective tax rate (Adjusted ETR) (C=B/A)	20.0%	29.0%

(a) Adjustments impacting consolidated income before income taxes and equity in income of unconsolidated affiliates
Restructuring expenses	$4	$6
Pre-tax gain related to the 2021 U.S. healthcare plan modification	—	(6)
Impairment of a minority investment	8	—
Total	$12	$—

(b) Adjustments impacting Income tax expense
Tax effect of adjustments impacting consolidated income before income taxes and equity in income of unconsolidated affiliates	$(1)	$—
Total	$(1)	$—